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AMD and Nantong Fujitsu Microelectronics Co., Ltd. Close On Semiconductor Assembly and Test Joint Venture

— NFME and AMD Close $436M Transaction and Launch New JV to Expand the Customer Base for AMD’s World-Class Suzhou and Penang Assembly and Test Facilities —

— NFME pays $371M for 85% JV ownership —

SUNNYVALE, Calif. — April 29, 2016 — AMD (NASDAQ: AMD) and Nantong Fujitsu Microelectronics Co., Ltd. (NFME) (SZSE: TFWD) today announced that they have closed the transaction to create a joint venture offering differentiated assembly, test, mark, and pack (ATMP) capabilities to both AMD and a broader range of customers.
“Combining AMD’s world-class teams and facilities in Penang and Suzhou with NFME’s expertise in the growing assembly and test market will create a new outsource assembly and test leader with the scale and capabilities to help us deliver our upcoming high-performance technologies and products that can re-shape the industry,” said AMD President and CEO Dr. Lisa Su. “The creation of this joint venture marks another step in building a more focused AMD as we complete our transition to a fabless business model, enhance our supply chain operations, and further strengthen our financial position.”
“AMD is a world class semiconductor provider with advanced flip chip packaging and test technologies. These capabilities are complementary with NFME’s advanced packaging and test technologies, such as its flip chip and bump technology for the computing, communication and consumer market. The establishment of this joint venture will elevate the competitiveness of NFME’s flip chip packaging and test technologies to a world-class level. With this joint venture, NFME’s advanced packaging and test capabilities will account for 70 percent of its total revenue, leading the entire industry and ranking among the top packaging and test companies in the world,” said Chairman of Nantong Fujitsu Mr. Shi Mingda.
Key highlights of the deal include:

•	NFME’s affiliates have purchased an 85 percent share of AMD’s Penang, Malaysia and Suzhou, China ATMP operations and act as controlling partner for the new joint venture business.

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AMD received from NFME approximately $371 million, excluding purchase price adjustments, with net cash proceeds of approximately $320 million after payment of taxes and other customary expenses. AMD retains a 15 percent ownership of the Penang and Suzhou operations.

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The transaction is expected to be cost neutral to AMD’s P&L while significantly reducing AMD’s capital expenditures. AMD will account for its 15 percent ownership stake in the joint venture and its results of operations under the equity method of accounting.

•	Approximately 1,700 AMD employees transitioned to the joint venture.
J.P. Morgan Securities LLC served as exclusive financial advisor to AMD, and provided a fairness opinion to the board of directors of AMD.
Supporting Resources

•	Find more information on the joint venture here

•	Learn more about AMD’s Long-term Strategy

•	Visit the AMD Investor Relations site
About AMD
For more than 45 years AMD has driven innovation in high-performance computing, graphics, and visualization technologies ― the building blocks for gaming, immersive platforms, and the datacenter. Hundreds of millions of consumers, leading Fortune 500 businesses, and cutting-edge scientific research facilities around the world rely on AMD technology daily to improve how they live, work, and play. AMD employees around the world are focused on building great products that push the boundaries of what is possible. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, Facebook and Twitter pages.

About Nantong Fujitsu Microelectronics
Established in 1997 and headquartered in Nantong City of China’s Jiangsu province, Nantong Fujitsu Microelectronics Co., Ltd. (NFME) stands at the forefront of industry science and technology development as one of the 3 largest IC assembly and testing companies in China. NFME services most of the top tier semiconductor manufacturers in the world. Current company offerings include advanced assembly technologies, such as WLCSP, FC, BGA, BUMPING, MEMS, traditional assembly technologies, such as QFN, QFP, TSSOP and automotive electronics assembly technologies. Besides, NFME has the capability of testing, including Wafer Probe, Final Test, and System Level Test. NFME is the first company, which realizes the turn-key of mass production of 12 inch 28 nm high-end mobile phone processor chip in China. The company is listed on the Shenzhen Stock Exchange under the Ticker name “TFWD” or “002156.SZ”. Learn more at: http://www.fujitsu-nt.com/.

Cautionary Statement
This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. ("AMD" or the "Company"), including AMD’s expected benefits and synergies from the transaction and the joint ventures between AMD and NFME, including the JVs becoming an assembly and test leader, that the JVs have the scale and capabilities to help AMD deliver its upcoming high-performance technologies and products that can re-shape the industry; AMD's ability to successfully transition to a fabless business model, enhance AMD’s supply chain operations, and further strengthen AMD’s financial position; that the transaction is expected to be cost neutral to AMD’s P&L while significantly reducing AMD’s capital expenditures; and that AMD will account for the JVs under the equity method of accounting, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation's dominance of the microprocessor market and its aggressive business practices may limit AMD's ability to compete effectively; AMD relies on GLOBALFOUNDRIES Inc. (GF) to manufacture all of its microprocessor and APU products and a certain portion of its GPU products, with limited exceptions. If GF is not able to satisfy AMD's manufacturing requirements, its business could be adversely impacted; AMD relies on third parties to manufacture its products, and if they are unable to do so on a timely basis in sufficient quantities and using competitive technologies, AMD's business could be materially adversely affected; failure to achieve expected manufacturing yields for AMD's products could negatively impact its financial results; the success of AMD's business is dependent up on its ability to introduce products on a timely basis with features and performance levels that provide value to its customers while supporting and coinciding with significant industry transitions; if AMD cannot generate sufficient revenue and operating cash flow or obtain external financing, it may face a cash shortfall and be unable to make all of its planned investments in research and development or other strategic investments; the loss of a significant customer may have a material adverse effect on AMD; global economic uncertainty may adversely impact AMD's business and operating results; AMD may not be able to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD has a substantial amount of indebtedness which could adversely affect its financial position and prevent it from implementing its strategy or fulfilling its contractual obligations; the agreements governing AMD's notes and the secured revolving line of credit for a principal amount up to $500 million (Secured Revolving Line of Credit) impose restrictions on AMD that may adversely affect its ability to operate its business; the completion and impact of its 2015 restructuring plan, its transformation initiatives and any future restructuring actions could adversely affect it; the markets in which AMD's products are sold are highly competitive; uncertainties involving the ordering and shipment of AMD's products could materially adversely affect it; AMD's receipt of revenue from its semi-custom SoC products is dependent upon its technology being designed into third-party products and the success of those products; the demand for AMD's products depends in part on the market conditions in the industries into which they are sold. Fluctuations in demand for AMD's products or a market decline in any of these industries could have a material adverse effect on its results of operations; AMD's ability to design and introduce new products in a timely manner is dependent upon third-party intellectual property; AMD depends on third-party companies for the design, manufacture and supply of motherboards, software and other computer platform components to support its business; if AMD loses Microsoft Corporation's support for its products or other software vendors do not design and develop software to run on AMD's products, its ability to sell its products could be materially adversely affected; AMD's reliance on third-party distributors and AIB partners subjects it to certain risks; AMD's inability to continue to attract and retain qualified personnel may hinder its product development programs; in the event of a change of control, AMD may not be able to repurchase its outstanding debt as required by the applicable indentures and its Secured Revolving Line of Credit, which would result in a default under the indentures and its Secured Revolving Line of Credit; the semiconductor industry is highly cyclical and has experienced severe downturns that have materially adversely affected, and may continue to materially adversely affect its business in the future; acquisitions, divestitures and/or joint ventures could disrupt its business, harm its financial condition and operating results or dilute, or adversely affect the price of, its common stock; AMD's business is dependent upon the proper functioning of its internal business processes and information systems and modification or interruption of such systems may disrupt its business, processes and internal controls; data breaches and cyber-attacks could compromise AMD's intellectual property or other sensitive information, be costly to remediate and cause significant damage to its business and reputation; AMD's operating results are subject to quarterly and seasonal sales patterns; if essential equipment, materials or manufacturing processes are not available to manufacture its products, AMD could be materially adversely affected; if AMD's products are not compatible with some or all industry-standard software and hardware, it could be materially adversely affected; costs related to defective products could have a material adverse effect on AMD; if AMD fails to maintain the efficiency of its supply chain as it responds to changes in customer demand for its products, its business could be materially adversely affected; AMD outsources to third parties certain supply-chain logistics functions, including portions of its product distribution, transportation management and information technology support services; AMD may incur future impairments of goodwill; AMD's worldwide operations are subject to political, legal and economic risks and natural disasters, which could have a material adverse effect on it; worldwide political conditions may adversely affect demand for AMD's products; unfavorable currency exchange rate fluctuations could adversely affect AMD; AMD's inability to effectively control the sales of its products on the gray market could have a material adverse effect on it; if AMD cannot adequately protect its technology or other intellectual property in the United States and abroad, through patents, copyrights, trade secrets, trademarks and other measures, it may lose a competitive advantage and incur significant expenses; AMD is a party to litigation and may become a party to other claims or litigation that could cause it to incur substantial costs or pay substantial damages or prohibit it from selling its products; AMD's business is subject to potential tax liabilities; and a variety of environmental laws that AMD is subject to cou ld result in additional costs and liabilities. Investors are urged to review in detail the risks and uncertainties in AMD's Securities and Exchange Commission filings, including but not limited to AMD's Quarterly Report on Form 10-Q for the year ended March 26, 2016.

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